Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (No. 333-150772) on Form S-8 of our report dated June 28, 2010 appearing on the annual report Form 11-K of Owens Corning Savings Plan for the year ended December 31, 2009.

/s/ Plante & Moran, PLLC

Toledo, Ohio

June 28, 2010